Exhibit 10.24
WEBSITE SECURITY AGREEMENT AND POWER OF ATTORNEY

This WEBSITE SECURITY AGREEMENT AND POWER OF ATTORNEY (this “Agreement”) is dated as of June 20, 2008, among SPORT CHALET, INC., a Delaware corporation (“Grantor”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (“Agent”) in connection with the Loan Agreement described below.

R E C I T A L S:

WHEREAS, Grantor is indebted to Agent and Secured Parties pursuant to that certain Loan and Security Agreement dated as of even date herewith (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the parties wish to provide for the terms and conditions upon which the Obligations shall be secured by the Website Collateral (as defined below); and

WHEREAS, this Agreement is made to secure the Secured Obligations (defined below) and in consideration of advances, credit or other financial accommodations now or hereafter being afforded to Grantor by Agent and Secured Parties;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. Initially capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement. As used herein, the following terms have the meanings set forth below:

Secured Obligations: all “Obligations” (as defined in the Loan Agreement).

Websites: (a) all internet domain names, domain name registrations, NIC handles, IP addresses, domains, and any contract rights pertaining to any of the foregoing; and (b) all registrations, continuations, and extensions thereof.

1.2. Certain Matters of Construction. The terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation hereof. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted hereby); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; or (f) unless otherwise specified herein, discretion of Agent means the sole and absolute discretion of Agent. Grantor shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any other Secured Party hereunder. No provision hereof shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.

SECTION 2. WEBSITE COLLATERAL

2.1. Grant of Security Interest in Website Collateral. Grantor hereby grants to Agent, for the benefit of Secured Parties, a continuing first priority security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Website Collateral”):

all of its Websites including those referred to on Schedule I hereto; and

all products and proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Website or (ii) injury to the goodwill associated with any Website.

2.2. Loan and Security Agreement. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of Secured Parties, pursuant to the Loan Agreement and any security agreement delivered in connection therewith. Grantor hereby acknowledges and affirms that the rights, remedies and obligations of Agent with respect to the security interest in the Website Collateral made and granted hereby are more fully set forth in the Loan Agreement and any security agreement delivered in connection therewith, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

2.3. Authorization to Supplement. If Grantor has or obtains rights to any Websites not listed on Schedule I, the provisions of this Agreement shall automatically apply thereto. Grantor shall give prompt notice in writing to Agent with respect to any such additional Websites. Without limiting Grantor’s obligations under this Section 2.3, Grantor hereby authorizes Agent unilaterally to modify this Agreement by amending Schedule I to include any such additional Websites. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Website Collateral, whether or not listed on Schedule I.

SECTION 3. POWER OF ATTORNEY

3.1. Grant of Power of Attorney. Subject to Section 3.3 below, Grantor hereby appoints and constitutes Agent its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Grantor:

assigning, selling, licensing or otherwise disposing of all right, title and interest of Grantor in and to any of the Websites,

registering and filing of, or accomplishing any other formality with respect to, the Websites;

evidencing and perfecting Agent’s security interest in the Websites and recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing; and

executing any and all documents, statements, certificates or other papers and taking any and all other action necessary or advisable in order to obtain the purposes described above as Agent may determine in its discretion.

3.2. Irrevocability. This power of attorney is made pursuant to the Loan Agreement and is subject to the conditions thereof and may not be revoked by Grantor until the Full Payment of all Obligations.

3.3. Exercise of Power of Attorney. Agent may exercise the power of attorney granted herein upon the occurrence and during the continuation of a “Default” or “Event of Default” under and as defined in the Loan Agreement. Grantor acknowledges and agrees that a written statement from Agent that a “Default” or “Event of Default” exists shall be conclusive proof thereof as to third parties, including Network Solutions, LLC, relying on this power of attorney. Grantor hereby releases Network Solutions, LLC and any other third party relying on this power of attorney from any and all liability as a result of its acting upon instructions received from Agent which purport to be made pursuant to this power of attorney, even if such instructions are contrary to any instructions or demands of Grantor.

SECTION 4. MISCELLANEOUS

4.1. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives, and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement and shall be considered to be a Loan Document. This Agreement, together with the Loan Agreement and the other Loan Documents, embodies the entire agreement among the parties with respect to the subject matter hereof and amends and supersedes all prior agreements and understandings relating to such subject matter. This letter shall be governed by the laws of the State of California. To the extent not prohibited by applicable law, each of the parties hereto waives its right to a trial by jury, if any, in any action to enforce, defend, interpret, or otherwise concerning this letter. Without limiting the applicability of any other provision of the Loan Agreement, the terms of Sections 14.13 and 14.14 of the Loan Agreement are incorporated herein, mutatis mutandis, and shall apply to and govern this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

GRANTOR:

SPORT CHALET, INC.,
a Delaware corporation

By:	/s/ Howard Kaminsky
Name:	Howard Kaminsky
Title:	Executive Vice President and CFO

Signature Page

AGENT:

BANK OF AMERICA, N.A, as Agent

By:	/s/ Stephen King
Name:	Stephen J. King
Title:	Vice President

Signature Page

SCHEDULE I
to
WEBSITE SECURITY AGREEMENT AND POWER OF ATTORNEY

INTERNET DOMAIN NAME REGISTRATIONS

DOMAIN NAME	DOMAIN NAME REGISTRATION DATE	DOMAIN NAME EXPIRATION DATE
Sportchalet.com	December 23, 1995	November 17, 2015

Schedule I